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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4, related to the acquisition of Transition Systems, Inc. by Eclipsys Corporation, of our report dated November 16, 1998, on our audits of the financial statements of Transition Systems, Inc. as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts."

                                            /s/ PricewaterhouseCoopers LLP
                                          --------------------------------------

Boston, Massachusetts
December 2, 1998